Exhibit 10.6

GENERAL RELEASE AND COVENANT NOT TO SUE

This Agreement, presented to the recipient, Philip A. Grybas, on March 5, 2008 represents the final Agreement between SureWest Communications (“SWC”) and you (“Employee”). Capitalized terms not defined herein shall have the meaning ascribed to such terms in the Agreement.

FOR GOOD AND VALUABLE CONSIDERATION, as set forth in the Agreement (which is incorporated herein by reference as if set forth fully herein and made a part hereof) and on the attached Exhibit A, the receipt, sufficiency and adequacy of which is hereby acknowledged by Employee’s signature below, Employee agrees as follows:

1.     Acknowledgement and Release.  Employee on behalf of Employee and Employee’s heirs, successors and assigns, hereby fully and completely releases and waives any and all claims, complaints, causes of action or demands of whatever kind which Employee has or may have against SureWest (the “Company”) its predecessors, successors, current and former parent entities, owners, shareholders, subsidiaries and affiliates and all officers, employees, board members and agents of those persons and companies (the “Released Parties”), arising out of any employment or other matters between Employee and the Company and/or its subsidiaries or affiliates occurring prior to Employee’s execution of this release (“Release”) other than claims Employee may have (i) under the Agreement by and between Employee and the Company, dated March 5, 2008, (ii) under any other written agreement between Employee and the Company and/or its subsidiaries or affiliates or (iii) claims for vested benefits accrued under any employee benefit plan of the Company or its subsidiaries or affiliates.  Notwithstanding anything herein to the contrary, Employee does not release and discharge the Company from any claims, rights, demands, actions, obligations and causes of action arising from or in any way connected with Employee’s rights to receive indemnification from the Company and/or its subsidiaries or affiliates, whether pursuant to applicable law or contract, for acts, events, or omissions arising during the term of Employee’s employment or service with the Company.

Employee understands and agrees that this Release is a full and complete waiver of all claims including, without limitation, claims to attorneys’ fees and costs, claims of wrongful discharge, constructive discharge, breach of contract, breach of the covenant of good faith and fair dealing, harassment, retaliation, discrimination, violation of public policy, defamation, invasion of privacy, interference with a leave of absence, personal injury or emotional distress and claims under Title VII of the Civil Rights Act of 1964, the Fair Labor Standards Act, the Equal Pay Act of 1963, the Americans With Disabilities Act, the Civil Rights Act of 1866, the Age Discrimination in Employment

Act of 1967 (ADEA), as amended by Older Workers Benefit Protection Act of 1990, the California Labor Code, the California Fair Employment and Housing Act, the California Family Rights Act, the Family Medical Leave Act, the Employee Retirement Income Security Act of 1974, the National Labor Relations Act or any other federal or state law or regulation relating to employment or employment discrimination.  Employee further understands and agrees that this waiver includes all claims, known and unknown, to the greatest extent permitted by applicable law.

Employee also hereby agrees that nothing contained in this Release shall constitute or be treated as an admission of liability or wrongdoing by the parties.

In addition, Employee hereby expressly waives any and all rights and benefits conferred upon Employee by the provisions of Section 1542 of the Civil Code of the State of California, which states as follows:

A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS WHICH THE CREDITOR DOES NOT KNOW OR SUSPECT TO EXIST IN HIS OR HER FAVOR AT THE TIME OF EXECUTING THE RELEASE, WHICH IF KNOWN BY HIM OR HER MUST HAVE MATERIALLY AFFECTED HIS OR HER SETTLEMENT WITH THE DEBTOR.

2.                             Covenant Not to Sue.

(a)           To the fullest extent permitted by law, except as set forth in Sections 2(b) and (c) below, at no time subsequent to the date this Release becomes effective shall Employee pursue or prosecute (or cause or knowingly permit the pursuit or prosecution of) any claim released under this Release (a “Released Claim”) in (1) any state, federal or foreign court, (2) any local, state, federal or foreign administrative agency, or (3) any other tribunal.

(b)           Section 2(a) shall not prohibit Employee from filing a charge or complaint with the Equal Employment Opportunity Commission (“EEOC”) or Department of Fair Employment and Housing (DFEH) or participating in an investigation or proceeding conducted by the EEOC or DFEH.  However, Employee understands and agrees that while Employee may participate in such an investigation or proceeding, Employee is waiving his/her right to recover in any such action Employee might commence or that may be commenced on Employee’s behalf before the EEOC or DFEH.

(c)           Section 2(a) shall not prohibit Employee from challenging whether any Released Claim covered by the Age Discrimination in Employment Act of 1967 as amended by the Older Workers Benefit Protection Act of 1990 was effectively released in accordance with the requirements of such laws.  However, Employee understands and agrees that while Employee may challenge the validity of such release, unless such release is found to be invalid, Employee is waiving his/her right to recover with respect to all Released Claims (including those covered by the Age Discrimination in Employment Act of 1967 as amended by the Older Workers Benefit Protection Act of 1990) under this Release.

(d)           If either party breaches this release, the breaching party will pay for all costs incurred by the non-breaching party , including reasonable attorneys’ fees, to enforce the Release.

3.             Other Provisions.

(a)           If any provision of this Release is found to be unenforceable, it shall not affect the enforceability of the remaining provisions and the court shall enforce all remaining provisions to the full extent permitted by law.

(b)           This Release constitutes the entire agreement between Employee and the Company with regard to the subject matter of this Release.  It supersedes any other agreements, representations or understandings, whether oral or written and whether express or implied, which relate to the subject matter of this Release.  Employee and the Company understand and agree that this Release may be modified only in a written document signed by Employee and an authorized officer of the Company.

(c)           Employee understands that Employee has the right to consult with an attorney before signing this Release.  Employee also understands that, as provided under ADEA, as amended by the Older Workers Benefit Protection Act of 1990, Employee has at least 21 days after receipt of this Release to review and consider this Release, discuss it with an attorney of Employee’s own choosing, and decide to execute it or not execute it.  Employee also understands that Employee may revoke this Release during a period of seven days after Employee signs it and that this Release will not become effective for seven days after Employee signs it (and then only if Employee does not revoke it).  In order to revoke this Release, within seven days after Employee executes this Release, Employee must deliver to the Company a letter stating that Employee is revoking it, in which case it will have no effect.

(d)           Employee agrees not to disclose to others the terms of this Release, except that Employee may disclose such information to Employee’s spouse and Employee may disclose such information to Employee’s attorneys or accountants in order for such attorneys or accountants to render services to Employee related to this Release.

(e)           Employee states that before signing this Release, Employee:

•        Has read it,

•        Understands it,

•        Knows that he or she is giving up important rights,

•        Is aware of his or her right to consult an attorney before signing it, and

•        Has signed it knowingly and voluntarily.

(f)            This Release shall be governed by the laws of the State of California and the Company and Employee agree that any action related to this release shall be brought in the State or Federal Courts in the State of California and the parties further agree to personal jurisdiction in the State of California  for such action.

EMPLOYEE

/s/ Philip A. Grybas
Philip A. Grybas, Chief Financial Officer

Date:	March 24, 2008

SUREWEST COMMUNICATIONS

By:	/s/ Steven C. Oldham
Steven C. Oldham, President and CEO
SureWest Communications

Date:	March 25, 2008

Exhibit A

Phil Grybas

Severance Agreement Calculation - Separation Date:  March 31, 2008

			9 Month
		Annual	Total

1)	Salary as of January 1, 2008	$258,000	$193,500

2)	Estimated approximate total value of outstanding shares		$100,000

3)	SureWest will pay an estimated cash equivalent of the amount of life insurance for employee for 12 months.		$4,000

4)	SureWest will pay for the cost of leased vehicle for two months		$1,200

	Total Cash Compensation		$298,700

5)	In addition to the above, SureWest will cover medical benefits through COBRA for 12 months; a value of approximately $18,000. Human Resources must be notified once new employment benefits have been obtained.		$18,000

	Total Cash Compensation plus value of medical benefits		$316,700